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                                                                    EXHIBIT 23

                          INDEPENDENT AUDITOR'S CONSENT
                          -----------------------------
The Board of Directors
Paper Warehouse, Inc. and Subsidiary:

We consent to the inclusion of our report dated March 19, 1999, with respect to the consolidated balance sheets of Paper Warehouse, Inc. and Subsidiary as of January 29, 1999 and January 30, 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended January 29, 1999, which report appears in the Form 10-K of Paper Warehouse, Inc. and Subsidiary dated April 29, 1999.

                                                     /s/ KPMG Peat Marwick LLP

April 29, 1999
Minneapolis, Minnesota